Form 10-K, Exhibit 13
period 2004-09-30
CRUSADE GLOBAL TRUST NO 1 OF 2001
filed 2004-12-15
CIK 1286555

EXHIBIT 13.1

                               Noteholders Report
                        Crusade Global Trust No.1 of 2001
           Aggregate Totals For Fiscal Year 1 Oct 2003 to 30 Sept 2004


Notes
-----
                 ---------------------------------------------------------------
                 FV Outstanding (USD)     Bond Factor as at    Coupon Rate as at
                 as at Sept 30, 2004        Sept 30, 2004        Sept 30, 2004
--------------------------------------------------------------------------------
Class A1 Notes                             ***Repaid***
--------------------------------------------------------------------------------
Class A2 Notes         168,348,367.89           26.591118%             1.34000%
--------------------------------------------------------------------------------

                 ---------------------------------------------------------------
                 FV Outstanding (AUD)     Bond Factor as at    Coupon Rate as at
                 as at Sept 30, 2004        Sept 30, 2004        Sept 30, 2004
--------------------------------------------------------------------------------
Class A3 Notes         200,000,000.00           100.000000%              5.9239%
--------------------------------------------------------------------------------
Class B Notes           20,448,036.11            60.857250%    Not Disclosed
--------------------------------------------------------------------------------
Class C Notes            2,719,153.74            60.425639%    Not Disclosed
--------------------------------------------------------------------------------


Notes
-----
                    ------------------------------------------------------------
                    Interest Payments        Principal
                          (USD)           Distribution (USD)   Charge Offs (USD)
--------------------------------------------------------------------------------
Class A1 Notes                               ***Repaid***
--------------------------------------------------------------------------------
Class A2 Notes           3,188,367.10        123,897,578.48                 0.00
--------------------------------------------------------------------------------

                    ------------------------------------------------------------
                    Interest Payments        Principal
                          (AUD)           Distribution (AUD)   Charge Offs (AUD)
--------------------------------------------------------------------------------
Class A3 Notes          11,187,740.27                  0.00                 0.00
--------------------------------------------------------------------------------
Class B Notes       Not Disclosed             13,151,963.89                 0.00
--------------------------------------------------------------------------------
Class C Notes       Not Disclosed              1,780,846.26                 0.00
--------------------------------------------------------------------------------


Principal Collections Information in AUD
----------------------------------------

Scheduled Principal Payments                                       29,237,434.32
Unscheduled Principal Payments                                    253,363,388.15
Redraws                                                            31,672,624.73

Principal Collections                                             250,928,197.74


Total Available Principal in AUD
--------------------------------

Principal Collections                                             250,928,197.74
Principal Charge Offs                                                       0.00
Principal Draw                                                              0.00

Total Available Principal                                         250,928,197.74

Principal Distributed                                             250,928,197.74
Principal Retained                                                          0.00


Total Available Funds in AUD
----------------------------

Available Income                                                   48,728,706.88
Principal Draw                                                              0.00
Liquidity Draw                                                              0.00

Total Available Funds                                              48,728,706.88


Redraw & Liquidity Facilities in AUD
------------------------------------

Redraw Shortfall                                                            0.00
Redraw Carryover Charge Offs                                                0.00

Liquidity Draw                                                              0.00
Liquidity Shortfall                                                         0.00